Exhibit 16.10

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED TOTAL RETURN GOVERNMENT BOND FUND (the “Trust”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Huntington Intermediate Government Income Fund, into Federated Total Return Government Bond Fund., and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

__/s/ John F. Donahue___		March 13, 2014
John F. Donahue	Trustee

_/s/ J. Christopher Donahue_		March 13, 2014
J. Christopher Donahue	President and Trustee
(Principal Executive Officer)

_/s/ Lori A. Hensler___		March 13, 2014
Lori A. Hensler	Treasurer
(Principal Financial Officer)

_/s/ John T. Collins__		March 13, 2014
John. T. Collins	Trustee

__/s/ Maureen Lally-Green__		March 13, 2014
Maureen Lally-Green	Trustee

__/s/ Peter E. Madden__		March 13, 2014
Peter E. Madden	Trustee

Reorganization of Huntington Intermediate Government Income Fund into Federated Total Return Government Bond Fund

_/s/ Charles F. Mansfield, Jr.__		March 13, 2014
Charles F. Mansfield, Jr.	Trustee

_/s/ Thomas M. O’Neill___		March 13, 2014
Thomas M. O’Neill	Trustee

_/s/ P. Jerome Richey__		March 13, 2014
P. Jerome Richey	Trustee

__/s/ John S. Walsh___		March 13, 2014
John S. Walsh	Trustee